Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215422 and No. 333-225312) and Form S-8 (No. 333-239433, No. 333-189685, No. 333-167945, No. 333-137836, No. 333-118222, No. 333-118215, No. 333-225596 and No. 333-235908) of PDC Energy, Inc. of our report dated February 24, 2021, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 24, 2021